Exhibit 99.1

News Release

For Immediate Release

VILLAGE BANK AND TRUST FINANCIAL CORP.

REPORTS EARNINGS FOR THE SECOND QUARTER OF 2022

Midlothian, Virginia, July 28, 2022. Village Bank and Trust Financial Corp. (the “Company”) (Nasdaq symbol: VBFC), parent company of Village Bank (the “Bank”), today reported unaudited results for the second quarter of 2022. Net income for the second quarter of 2022 was $2,190,000, or $1.48 per fully diluted share, compared to net income for the second quarter of 2021 of $3,294,000, or $2.24 per fully diluted share. For the six months ended June 30, 2022, net income was $3,990,000, or $2.71 per fully diluted shared, compared to net income for the six months ended June 30, 2021, of $7,191,000, or $4.90 per fully diluted share.

Jay Hendricks, President and CEO, commented, “Our second quarter earnings are in line with current expectations given the declines in our mortgage banking segment, as well as a reduction in revenue associated with the forgiveness of the Paycheck Protection Program (“PPP”) loans. We had a strong quarter in the commercial banking segment with core loan growth of 4.96% during Q2 2022, excluding PPP loans, and credit quality remains strong.  The Commercial Banking Segment’s pre-tax, pre-provision (“PTPP”) earnings, excluding PPP income, grew 70.76% during the first six months of 2022 compared to the same period in 2021. The increase is attributable to successfully converting and expanding PPP customers into ongoing core relationships, continued deployment of excess liquidity and the reduction in our cost of interest bearing liabilities.”

“Our mortgage banking segment was negatively impacted by rapidly rising rates, lack of home supply and higher home prices during the quarter. We continue to take prudent steps to offset the reduced mortgage banking segement earnings while we navigate the challenges of the current economic environment.”

“Current market conditions will continue to present us with challenges and opportunities. Our key areas of focus are core relationship growth, further expanding relationships gained through PPP lending, remaining disciplined in managing our net interest margin (“NIM”) and completing our online and mobile banking conversion to improve our digital capabilities.  While higher rates are good for net interest income, it will start to pressure deposit pricing and is likely going to increase the cost of working capital for our customers to a point that it reduces loan demand. We are well positioned for a rising rate environment and will address the rising rates through our disciplined approach to balance sheet management and prudent risk taking.”

Operating Results

The following table presents quarterly results for the indicated periods (in thousands):

GAAP Operating Results by Segment
	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021
Pre-tax earnings (loss) by segment
Commercial banking	$2,677	$2,459	$2,433	$2,688	$3,236
Mortgage banking	68	(252)	559	963	961
Income before income tax expense	2,745	2,207	2,992	3,651	4,197
Commercial banking income tax expense	540	460	512	550	701
Mortgage banking income tax expense (benefit)	15	(53)	117	202	202
Net income	$2,190	$1,800	$2,363	$2,899	$3,294

Three months ended June 30, 2022 vs. three months ended June 30, 2021.

The Commercial Banking Segment posted net income of $2,137,000 for Q2 2022 compared to $2,535,000 for Q2 2021.

The following are variances of note for the three months ended June 30, 2022 compared to the three months ended June 30, 2021:

●	NIM compressed by 27 basis points to 3.57% for Q2 2022 compared to 3.84% for Q2 2021. The compression was driven by the following:
o	The Commercial Banking Segement recorded U.S. Small Business Administration (“SBA”) fee income, net of deferred costs, of $472,000 for Q2 2022 compared to $1,320,000 for Q2 2021, through interest income as a result of normal amortization and the receipt of funds from PPP loans forgiven by the SBA. In addition, the Commercial Banking Segment recorded interest income associated with PPP loans of $16,000 for Q2 2022 compared to $348,000 for Q2 2021. Total income associated with PPP loans was $488,000 for Q2 2022 compared to $1,668,000 for Q2 2021.
o	The yield on average earning assets compressed by 39 basis points, 3.80% for Q2 2022 vs. 4.19% for Q2 2021, as a result of an $104,385,000 increase in the average balance of liquid assets (i.e. interest bearing due from other institutions and investment securities). The increased level of liquidity was driven by the $96,548,000 reduction in PPP loan balances because of loan forgiveness, which was partially offset by the $72,439,000 growth in total loans, excluding PPP loans, and the $36,557,000 increase in total deposits. This increased level of liquidity will have a negative impact on our net interest margin. However, we believe that through our disciplined risk-based approach to the investment portfolio, deposit pricing, and core loan growth, our balance sheet remains well positioned to capitalize on the rising rate environment.
o	The cost of interest bearing liabilities dropped by 19 basis points to 0.40% for Q2 2022 compared to 0.59% for Q2 2021, because of the shift in our deposit mix from higher cost time deposits to lower cost relationship deposits. Time deposits decreased $29,654,000, or 35.07%, from Q2 2021, and low cost relationship depsits and non-interest bearing deposits together increased $66,211,000, or 11.96%, from Q2 2021.

●	The Commercial Banking Segment did not record a provision for loan loss expenses for Q2 2022 compared to a recovery of provision for loan loss expense of $500,000 for Q2 2021. The lack of a provision expense for Q2 2022 was due to stable asset quality. The recovery of provision for loan loss expense, during Q2 2021, resulted from a reduction in the qualitative factors driven by improving economic factors, improved credit metrics, and reductions in loan deferrals. While variants of the COVID-19 virus and economic challenges due to higher inflation remain risks to credit quality, we believe our current level of allowance for loan losses is sufficient.
●	The Commercial Banking Segment posted noninterest income of $893,000 for Q2 2022 compared to $733,000 for Q2 2021. The increase in noninterest income was driven by an increase in fee income as consumer and business spending remained strong during the quarter, and the recognition of $79,000 in gains on the sale of SBA loan guarantee strips during the quarter, compared to no gains during Q2 2021.

●	The Commercial Banking Segment posted noninterest expense of $4,458,000 for Q2 2022 compared to $4,287,000 for Q2 2021. The increase in noninterest expense was driven by increased staffing costs and the deferral of $88,900 in salary and benefits costs during the three months ended June 30, 2021 associated with the volume of PPP loan originations during the period.

The Mortgage Banking Segment posted net income of $53,000 for Q2 2022 compared to net income of $759,000 for Q2 2021. Mortgage originations were $51,253,000 for Q2 2022, down 29.93% from $73,145,000 for Q2 2021. The drop in mortgage orginations during Q2 2022 is the result of the sharp rise in mortgage rates, the historically low inventory of homes for sale, and compressed gain on sale margins during the first half of 2022.

Six months ended June 30, 2022 vs. six months ended June 30, 2021.

The Commercial Banking Segment posted net income of $4,136,000 for Q2 2022 compared to $4,824,000 for Q2 2021.

The following are variances of note for the six months ended June 30, 2022 compared to the six months ended June 30, 2021:

●	NIM compressed by 41 basis points to 3.47% for the six months ended June 30, 2022 compared to 3.88% for the six months ended June 30, 2021. The compression was driven by the following:
o	The Commercial Banking Segement recorded SBA fee income, net of deferred costs, of $950,000 for the six months ended June 30, 2022 compared to $2,825,000 for the six months ended June 30, 2021, through interest income as a result of normal amortization and the receipt of funds from PPP loans forgiven by the SBA. In addition, the Commercial Banking Segment recorded interest income associated with PPP loans of $78,000 for the six months ended June 30, 2022 compared to $728,000 for the six months ended June 30, 2021. Total income associated with PPP loans was $1,028,000 for the six months ended June 30, 2022 compared to $3,563,000 for the six months ended June 30, 2021.
o	The yield on average earning assets compressed by 55 basis points, 3.70% for the six months ended June 30, 2022 vs. 4.25% for the six months ended June 30, 2021, as a result of an $113,947,000 increase in the average balance of liquid assets (i.e. interest bearing due from other institutions and investment securities). The increased level of liquidity was driven by the

$96,548,000 reduction in PPP loan balances because of loan forgiveness, which was partially offset by the $72,439,000 growth in total loans, excluding PPP loans, and the $36,557,000 increase in total deposits. This increased level of liquidity will have a negative impact on our net interest margin. However, we believe that through our disciplined risk-based approach to the investment portfolio, deposit pricing, and core loan growth, our balance sheet remains well positioned to capitalize on the rising rate environment.
o	The cost of interest bearing liabilities dropped by 22 basis points to 0.40% for the six months ended June 30, 2022 compared to 0.62% for the six months ended June 30, 2021, because of the shift in our deposit mix from higher cost time deposits to lower cost relationship deposits. Time deposits decreased $29,654,000, or 35.07%, from Q2 2021, and low cost relationship depsits and non-interest bearing deposits together increased $66,211,000, or 11.96%, from Q2 2021.
●	The Commercial Banking Segment recorded a recovery of provision for loan loss expenses of $400,000 and $500,000 for the six months ended June 30, 2022 and June 30, 2021, respectively. The recovery of provision for loan loss expense, during the six months ended June 30, 2022 and June 30, 2021, resulted from reductions in the qualitative factors driven by improving economic factors, improved credit metrics, and reductions in loan deferrals. While variants of the COVID-19 virus and economic challenges due to higher inflation remain risks to credit quality, we believe our current level of allowance for loan losses is sufficient.
●	The Commercial Banking Segment posted noninterest income of $1,688,000 for the six months ended June 30, 2022 compared to $1,456,000 for the six months ended June 30, 2021. The increase in noninterest income was driven by an increase in fee income as consumer and business spending picked up during the six months ended June 30, 2022, and the recognition of $79,000 in gains on the sale of SBA loan guarantee strips during the six months ended June 30, 2022, compared to no gains during the six months ended June 30, 2021.

●	The Commercial Banking Segment posted noninterest expense of $9,011,000 for the six months ended June 30, 2022 compared to $8,276,000 for the six months ended June 30, 2021. The increase in noninterest expense was primarilly driven by the deferral of $1,052,000 in salary and benefits costs during the six months ended June 30, 2021 associated with the volume of PPP loan originations during the period.

The Mortgage Banking Segment posted a net loss of $146,000 for the six months ended June 30, 2022 compared to net income of $2,367,000 for the six months ended June 30, 2021. Mortgage originations were $96,267,000 for the six months ended June 30, 2022, down 41.43% from $164,349,000 for the six months ended June 30, 2021. The drop in mortgage orginations during the six months ended June 30, 2022 is the result of the sharp rise in mortgage rates, the historically low inventory of homes for sale, and compressed gain on sale margins during the first half of 2022.

Pre-Tax Pre-Provision Earnings by Segment

The following table presents the PTPP earnings by segment for the indicated periods (in thousands):

Pre-Tax Earnings by Segment
	YTD 2022	YTD 2021	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021
Pre-Tax Earnings by Segment
Commercial banking - PTPP (ex. PPP)	$3,708	$2,172	$2,189	$1,519	$1,364	$1,286	$1,068
Commercial banking - PPP Income	1,028	3,562	488	540	1,069	1,402	1,668
Commercial banking income before provision for (recovery of) loan losses and income tax expense	4,736	5,734	2,677	2,059	2,433	2,688	2,736
Mortgage banking income (loss) before income tax expense (benefit)	(184)	2,996	68	(252)	559	963	961
Income before provision for (recovery of) loan losses and income tax expense	4,552	8,730	2,745	1,807	2,992	3,651	3,697

Provision for (recovery of) loan losses	(400)	(500)	—	(400)	—	—	(500)

GAAP income before income tax expense	$4,952	$9,230	$2,745	$2,207	$2,992	$3,651	$4,197

The Commercial Banking Segment recorded PTPP earnings of $2,678,000 for Q2 2022 compared to $2,736,000 for Q2 2021. For the six months ended June 30, 2022, PTPP earnings were $4,737,000, compared to $5,734,000 for the six months ended June 30, 2021. Excluding income from PPP loans, the Commercial Banking Segment’s Q2 2022 PTPP earnings grew $1,122,000, or 105.06%, from Q2 2021 and the six months ended June 30, 2022 PTPP earnings grew $1,537,000, or 70.76%, from the six months ended June 30, 2021. The growth in the Commercial Banking Segement’s PTPP earnings was the result of growth in the core loan portfolio and the investment portfolio and the reduction in our cost of interest bearing liabilities.

The Company believes that reporting PTPP earnings, excluding income from PPP loans, provides a useful illustration of the Company’s core operating performance over the reported periods.  PTPP earnings, excluding PPP loans, is determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”).  Non-GAAP measures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Financial Highlights

Highlights for the three and six months ended June 30, 2022 and June 30, 2021 are as follows:

	Three Months Ended		Six Months Ended
Metric	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Consolidated
Return on average equity	14.40%	22.79%	12.92%	25.81%
Return on average assets	1.16%	1.85%	1.07%	2.05%
Commercial Banking Segment
Return on average equity	14.05%	17.54%	13.40%	17.32%
Return on average assets	1.14%	1.42%	1.11%	1.37%
Net interest income to average assets	3.32%	3.53%	3.23%	3.58%
Provision for (recovery of) loan losses to average assets	—%	(0.28)%	(0.11)%	(0.14)%
Noninterest income to average assets	0.47%	0.41%	0.45%	0.41%
Noninterest expense to average assets	2.37%	2.41%	2.41%	2.36%
Mortgage Banking Segment
Return on average equity	0.35%	5.25%	(0.47)%	8.50%
Return on average assets	0.03%	0.43%	(0.04)%	0.67%
Net income before tax to average assets	0.04%	0.54%	(0.05)%	0.85%

Loans and Asset Quality

The following table provides the composition of our gross loan portfolio at the dates indicated (in thousands):

Loans Outstanding
Loan Type	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021
C&I + Owner occupied commercial real estate	$208,546	$187,897	$180,928	$164,819	$151,444
PPP Loans	1,069	17,023	32,601	56,809	97,617
Nonowner occupied commercial real estate	169,773	146,530	142,429	143,993	140,182
Acquisition, development and construction	37,028	42,691	49,149	50,791	44,073
Total commercial loans	416,416	394,141	405,107	416,412	433,316
Consumer/Residential	83,969	96,411	92,372	87,284	86,533
Student	23,413	24,693	25,975	27,624	28,601
Other	3,758	3,397	3,003	2,986	3,214
Total loans	$527,556	$518,642	$526,457	$534,306	$551,664

Core loans, which are total loans, excluding PPP loans, increased by $24,868,000, or 4.96%, from Q1 2022, and increased by $72,439,000, or 15.95%, from Q2 2021.  Core loan growth continues to be product of our success in converting non-customer PPP borrowers into new core relationships and overall organic growth.

PPP loans decreased by $15,954,000, or 93.72%, from Q1 2022 and decreased by $96,548,000, or 98.90%, from Q2 2021.

Asset quality

The Bank’s asset quality metrics continue to compare favorably to our peers as follows:

Asset Quality Metrics
	Village					Peer Group
Metric	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2022(1)
Allowance for Loan and Lease Losses/Nonperforming Loans	280.87%	260.49%	251.94%	233.82%	221.77%	218.43%
Net Charge-offs (recoveries) to Average Loans(2)	(0.01%)	(0.29%)	0.01%	(0.01%)	0.04%	(4.00%)
Nonperforming Loans/Loans (excluding Guaranteed Loans)	0.26%	0.29%	0.30%	0.34%	0.38%	0.73%
Nonperforming Assets/Bank Total Assets (3)	0.16%	0.17%	0.18%	0.20%	0.22%	0.36%
(1) Source - S&P Global data for VA Banks <$1 Billion in assets as of March 31, 2022.
(2) Annualized.
(3) Nonperforming assets excluding performing troubled debt restructurings.

Deposits

The following table provides the composition of our deposits at the dates indicated (in thousands):

Deposits Outstanding
Deposit Type	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021
Noninterest-bearing demand	$278,260	$279,756	$268,804	$270,397	$252,756
Interest checking	88,630	92,534	89,599	76,693	77,828
Money market	198,157	196,718	187,942	183,096	178,602
Savings	54,702	55,489	54,106	46,750	44,351
Time deposits	54,892	59,176	63,597	69,116	84,546
Total deposits	$674,641	$683,673	$664,048	$646,052	$638,083

Total deposits decreased by $9,032,000, or 1.32%, from Q1 2022, and increased by $36,558,000, or 5.73%, from Q2 2021. Variances of note are as follows:

●	Noninterest bearing demand account balances decreased $1,496,000 from Q1 2022 and increased $25,504,000 from Q2 2021, and represented 41.25% of total deposits compared to 40.92% as of Q1 2022 and 39.61% as of Q2 2021. The decrease from Q1 2022 is the result of seasonal fluctuations in customer accounts. The increase from Q2 2021 is the result of core relationship growth and continued success at converting non-customer PPP loan applicants into customers.

●	Low cost relationship deposits (i.e. interest checking, money market, and savings) balances decreased $3,252,000, or 0.94%, from Q1 2022 and increased $40,708,000, or 13.53%, from Q2 2021. The decrease from Q1 2022 is the result of seasonal fluctuations in customer accounts. The increase from Q2 2021 in these accounts is the result of growth in core relationships, continued growth in accounts from non-customer PPP loan applicants and the migration of customer funds from time deposits.

●	Time deposits decreased by $4,284,000, or 7.24%, from Q1 2022 and $29,654,000, or 35.07%, from Q2 2021. The decrease in time deposits continues to be primarily driven by the migration of customers from time deposits to lower cost deposit products.

Capital

Shareholders’ equity at June 30, 2022 was $60,053,000 compared to $63,401,000 at December 31, 2021, which resulted in a tangible common equity ratio of 7.98% and 8.47%, as of June 30, 2022 and December 31, 2021, respectively. The $3,347,000 decrease in shareholders’ equity during the six months ended June 30, 2022 was primarily due to the $7,139,000 increase in accumulated other comprehensive loss associated with the unrealized holding losses arising during the period, which were the result of the movement in interest rates during the three months ended June 30, 2022. The increase in the unrealized holding losses was partially offset by net income of $3,990,000 during the six months ended June 30, 2022.

The Bank continues to maintain a strong, well-capitalized position. The following table presents the regulatory capital ratios for the Bank at the dates indicated:

Bank Regulatory Capital Ratios
Ratios	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021
Common equity tier 1	13.91%	14.07%	14.01%	13.96%	13.88%
Tier 1	13.91%	14.07%	14.01%	13.96%	13.88%
Total capital	14.52%	14.69%	14.66%	14.63%	14.57%
Tier 1 leverage	10.22%	10.13%	9.86%	9.96%	9.72%

About Village Bank and Trust Financial Corp.

Village Bank and Trust Financial Corp. was organized under the laws of the Commonwealth of Virginia as a bank holding company whose activities consist of investment in its wholly-owned subsidiary, Village Bank.  Village Bank is a full-service Virginia-chartered community bank headquartered in Midlothian, Virginia with deposits insured by the Federal Deposit Insurance Corporation (“FDIC”).  The Bank has nine branch offices. Village Bank and its wholly-owned subsidiary, Village Bank Mortgage Corporation, offer a complete range of financial products and services, including commercial loans, consumer credit, mortgage lending, checking and savings accounts, certificates of deposit, and 24-hour banking.

Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements.  For this purpose, any statement, that is not a statement of historical fact may be deemed to be a forward-looking statement.  These forward-looking statements may include statements regarding profitability, liquidity, allowance for loan losses, interest rate sensitivity, market risk, growth strategy and financial and other goals.  Forward-looking statements often use words such as “believes,” “expects,” “plans,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends” or other words of similar meaning.  You can also identify them by the fact that they do not relate strictly to historical or current facts.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements.

There are many factors that could have a material adverse effect on the operations and future prospects of the Company including, but not limited to:

●	the impacts of the ongoing COVID-19 pandemic;
●	changes in assumptions underlying the establishment of allowances for loan losses, and other estimates;
●	the risks of changes in interest rates on levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest sensitive assets and liabilities;
●	the effects of future economic, business and market conditions;
●	our inability to maintain our regulatory capital position;
●	the Company’s computer systems and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions despite security measures implemented by the Company;
●	changes in market conditions, specifically declines in the residential and commercial real estate market, volatility and disruption of the capital and credit markets, soundness of other financial institutions we do business with;
●	risks inherent in making loans such as repayment risks and fluctuating collateral values;
●	changes in operations of Village Bank Mortgage Corporation as a result of the activity in the residential real estate market;
●	legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other changes in banking, securities, and tax laws and regulations and their application by our regulators, and changes in scope and cost of FDIC insurance and other coverages;
●	exposure to repurchase loans sold to investors for which borrowers failed to provide full and accurate information on or related to their loan application or for which appraisals have not been acceptable or when the loan was not underwritten in accordance with the loan program specified by the loan investor;
●	governmental monetary and fiscal policies;

●	geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to acts or threats of terrorism and/or military conflicts, negatively impacting business and economic conditions in the U.S. and abroad;
●	changes in accounting policies, rules and practices;
●	reliance on our management team, including our ability to attract and retain key personnel;
●	competition with other banks and financial institutions, and companies outside of the banking industry, including those companies that have substantially greater access to capital and other resources;
●	demand, development and acceptance of new products and services;
●	problems with technology utilized by us;
●	changing trends in customer profiles and behavior; and
●	other factors described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”).

Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Web site at www.sec.gov.

For further information contact Donald M. Kaloski, Jr., Executive Vice President and CFO at 804-897-3900 or dkaloski@villagebank.com.

Financial Highlights
(Dollars in thousands, except per share amounts)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
	(Unaudited)	(Unaudited)	*	(Unaudited)	(Unaudited)
Balance Sheet Data
Total assets	$752,597	$764,417	$748,401	$730,061	$717,932
Investment securities	131,623	139,866	93,699	88,549	48,752
Loans held for sale	7,963	7,507	5,141	13,275	16,374
Loans, net	528,130	518,764	526,024	532,905	549,086
Allowance for loan losses	(3,423)	(3,403)	(3,423)	(3,443)	(3,429)
Deposits	674,641	683,673	664,048	646,052	638,083
Borrowings	14,440	14,432	14,424	14,416	14,408
Shareholders' equity	60,053	61,480	63,401	61,730	58,981
Book value per share	$40.68	$41.64	$43.03	$42.09	$40.21
Total shares outstanding	1,476,165	1,476,392	1,473,469	1,466,765	1,466,800

Asset Quality Ratios
Allowance for loan losses to:
Loans, net of deferred fees and costs	0.65%	0.66%	0.65%	0.65%	0.62%
Loans, net of deferred fees and costs (excluding PPP loans)	0.65%	0.68%	0.69%	0.72%	0.75%
Nonperforming loans	280.87%	260.49%	251.94%	233.82%	221.77%
Net charge-offs (recoveries) to average loans(1)	(0.01%)	(0.29%)	0.01%	(0.01%)	0.04%
Nonperforming assets to total assets	0.16%	0.17%	0.18%	0.20%	0.22%

Bank Capital Ratios
Common equity tier 1	13.91%	14.07%	14.01%	13.96%	13.88%
Tier 1	13.91%	14.07%	14.01%	13.96%	13.88%
Total capital	14.52%	14.69%	14.66%	14.63%	14.57%
Tier 1 leverage	10.22%	10.13%	9.86%	9.96%	9.72%

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Selected Operating Data
Interest income	$6,731	$6,268	$6,743	$6,921	$6,972
Interest expense	410	407	445	492	580
Net interest income before
provision for (recovery of) loan losses	6,321	5,861	6,298	6,429	6,392
Provision for (recovery of) loan losses	—	(400)	—	—	(500)
Noninterest income	1,938	1,628	2,462	2,859	2,852
Noninterest expense	5,514	5,682	5,768	5,637	5,547
Income before income tax expense	2,745	2,207	2,992	3,651	4,197
Income tax expense	555	407	629	752	903
Net income	$2,190	$1,800	$2,363	$2,899	$3,294
Earnings per share
Basic	$1.48	$1.22	$1.61	$1.97	$2.24
Diluted	$1.48	$1.22	$1.61	$1.97	$2.24

Performance Ratios
Return on average assets(1)	1.16%	0.97%	1.26%	1.59%	1.85%
Return on average equity(1)	14.40%	11.48%	14.78%	18.81%	22.79%
Net interest margin(1)	3.57%	3.36%	3.56%	3.74%	3.84%

* Derived from audited consolidated financial statements.
(1) Annualized.

Financial Highlights
(Dollars in thousands, except per share amounts)

	Six Months Ended
	June 30,	June 30,
	2022	2021
	(Unaudited)	(Unaudited)
Selected Operating Data
Interest income	$12,999	$14,003
Interest expense	818	1,235
Net interest income before
provision for (recovery of) loan losses	12,181	12,768
Provision for (recovery of) loan losses	(400)	(500)
Noninterest income	3,567	7,023
Noninterest expense	11,196	11,062
Income before income tax expense	4,952	9,229
Income tax expense	962	2,038
Net income	$3,990	$7,191
Earnings per share
Basic	$2.71	$4.90
Diluted	$2.71	$4.90

Performance Ratios
Return on average assets(1)	1.07%	2.05%
Return on average equity(1)	12.92%	25.81%
Net interest margin(1)	3.47%	3.88%

* Derived from audited consolidated financial statements.
(1) Annualized.